Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105237 on Form SB-2 and No. 333-114651 on Form S-8 of TMSF Holdings, Inc. of our report, dated April 7, 2006, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of TMSF Holdings, Inc. for the year ended December 31, 2005.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 13, 2006